                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION



At December 31, 2002 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                                      STATE OF
                                                                      DOMICILE
                                                                      --------
PARENT COMPANY
   SUBSIDIARY

Capstead Mortgage Corporation ("CMC").....................            Maryland
   Capstead Capital Corporation...........................            Delaware
   Capstead Securities Corporation IV.....................            Delaware
   CMC Securities Corporation I...........................            Nevada
   CMC Securities Corporation III.........................            Delaware
   CMC Securities Corporation IV..........................            Delaware
   CMCP Properties, Inc...................................            Delaware
     CMCP - Roswell LLC (1)...............................            Delaware
     CMCP - Williamsburg LLC (1)..........................            Delaware
     CMCP - Pinecastle LLC (1)............................            Delaware
     CMCP - Montrose LLC (1)..............................            Delaware
     CMCP - Texas, Inc. (1)...............................            Delaware
       CMCP - Club Hill L.P. (2)..........................            Texas
     CMCP - Florida SPE, Inc. (1).........................            Delaware
       CMCP - Island Lake LLC (3).........................            Delaware
   Capstead Inc. (4)......................................            Delaware
     CMC Securities Corporation II (5)....................            Delaware


(1)      CMC Properties, Inc. owns 100% of the indicated entity.

(2) CMCP Properties, Inc. owns 99.99% of the indicated entity with the remainder held by CMCP - Texas, Inc.

(3)      CMCP - Florida SPE, Inc. owns 100% of the indicated entity.

(4)      CMC owns all of the issued and outstanding preferred stock.

(5)      Capstead Inc. owns 100% of the indicated entity.